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Exhibit 21                 Company Subsidiaries

                                   Jurisdiction of                     Year
         Name                       Organization                   Incorporated
         ----                       ------------                   ------------

IRT Management Company                Georgia                          1990

VW Mall, Inc.                         Georgia                          1994

IRT Capital Corporation               Georgia                          1996

IRT Alabama, Inc.                     Alabama                          1997

IRT Partners L.P.                     Georgia                          1998

IRT Capital Corporation II            Georgia                          1999

         All are wholly-owned subsidiaries of the Company except IRT Capital Corporation ("IRTCC"), IRT Capital Corporation II ("IRTCCII") and IRT Partners L.P. ("LP"). The Company owns 96% of IRTCC's and IRTCCII's non-voting common stock and 1% of its voting stock. The Company and IRT Management Company, combined, own 92.9% of IRT Partners L.P.


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